Exhibit 99.1

Meridian Corporation Announces Special Dividend of $1.00 Per Share

MALVERN, Pa., February 16, 2021 — Meridian Corporation (Nasdaq: MRBK) announced today that its Board of Directors has declared a special dividend of $1.00 per share on its Common Stock. This special dividend will be paid on March 15, 2021 to shareholders of record as of March 1, 2021.

Christopher J. Annas, Chairman and CEO stated, “Meridian’s 2020 earnings were equally strong at the bank and the mortgage division, with revenue of $149.6 million generating net income of $26.4 million in the aggregate. This resulted in diluted EPS growth of 162% and return on equity of 21%. We continue to increase core earnings through exceptional loan and deposit growth while adding diversification through ancillary business lines. Meridian Mortgage, Meridian Wealth Partners and Meridian SBA each had strong performance in 2020.”

Mr. Annas added, “We have always been judicious stewards of our capital. We believe returning capital to the ownership through both regular quarterly dividends, which we commenced in 2020, and special dividends, builds long-term shareholder value. The cyclically high performance of the mortgage business contributed to this decision. The Board set the level of the special dividend based on the Bank’s capital requirements, while keeping ample capital levels to support loan growth and other opportunities. Future regular and special dividends will be considered by the Board of Directors on a regular basis.”

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland with more than 20 offices and a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, the current COVID-19 pandemic and government responses thereto, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.